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                                                                    EXHIBIT 10.1

This Note has not been registered under the Securities Act of 1933, as amended (the "Act'), and is a "restricted security," as that term is defined in Rule 144 under the Act. This Note may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ANII.

                          SUBORDINATED PROMISSORY NOTE

$250,000                                                 Date:  January 2, 2002
                                                         Due:   January 3, 2003

FOR VALUE RECEIVED, Advanced Nutraceuticals, Inc., a Texas corporation ("ANII") hereby promises to pay to the order of Cambridge Holdings, Ltd., a Colorado corporation, ("Cambridge") at 106 S. University Blvd., #14, Denver, Colorado 80209 or such other place of payment as Cambridge may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Two Hundred Fifty Thousand And 00/100 Dollars ($250,000) together with interest at seven percent (7%) per annum from the date of this Subordinated Promissory Note (the "Note"), such principal and interest to be paid on January 3, 2003.

Payments shall be applied first to accrued interest and then to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. Prepayment may be made as provided in the Additional Terms and Conditions which are attached hereto and made a part hereof by this reference.

ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED JANUARY 2, 2002 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG BACTOLAC PHARMACEUTICALS INC. AND ANI PHARMACEUTICALS, INC., AS BORROWERS, ADVANCED NUTRACEUTICALS, INC. , AS HOLDING CO., GENERAL ELECTRIC CAPITAL CORPORATION, AS SENIOR LENDER, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED DOCUMENTS REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE.

ANII waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

                     ADVANCED NUTRACEUTICALS, INC.

                     1905 West Valley Vista Dr.
                     Castle Rock, Colorado  80104

                     Signature:
                               ------------------------------------------------
                     Print Name: Jeffrey G. McGonegal
                     Title:      Senior Vice President of Finance and Secretary

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                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE
                      MADE BY ADVANCED NUTRACEUTICALS, INC.
                           TO CAMBRIDGE HOLDINGS, LTD.
                         ADDITIONAL TERMS AND CONDITIONS


         These Additional Terms and Conditions are attached to and shall be made a part of the Subordinated Promissory Note of Advanced Nutraceuticals, Inc. ("ANII") payable to Cambridge Holdings, Ltd. ("Cambridge") dated January 2, 2002 (the "Note"), as if incorporated therein:

         1. Maturity Date. The Note will mature on January 3, 2003.

         2. Prepayment. The principal amount of this Note may be prepaid by ANII, in whole or in part, without premium or penalty, at any time upon 30 days prior notice to Cambridge. Any prepayment shall be applied first to unpaid accrued interest and then to the unpaid principal balance.

         3. Conversion. (a) Cambridge shall have the right at Cambridge's option, at any time prior to payment of the Note, to convert any unpaid principal of this Note into such number of fully paid and non-assessable shares of the common stock (the "Common Stock") of ANII as shall be provided herein. Cambridge may exercise the conversion right provided in this Section 3 by giving written notice (the "Conversion Notice") to ANII of the exercise of such right and stating the address to which the certificates evidencing the Common Stock shall be delivered. The Conversion Notice shall be accompanied by this Note. Except as provided below in this Section 3, ANII will issue one share of Common Stock for each $1.00 of then outstanding principal balance of this Note upon conversion of the Note (the "Conversion Price"). Conversion shall be deemed to have been effected on the date the Conversion Notice is given; provided, however, the conversion privilege of this Note may not be exercised by, and the Common Stock shall not be issued to, Cambridge if such conversion would be unlawful. As a condition to conversion, ANII may require Cambridge to sign a representation letter confirming compliance with applicable federal and state securities laws and other applicable laws, and ANII shall be entitled to receive satisfactory assurance that issuance of the Common Stock will not violate law. Promptly after receipt of the Conversion Notice and confirmation of compliance with law, ANII shall issue a stock certificate of ANII representing the number of shares of Common Stock to which Cambridge is entitled and all accrued interest unpaid on the principal amount of the Note which is the subject of the Conversion Note up to and including the date of the Conversion Notice shall be paid to Cambridge on the Maturity Date unless Cambridge has indicated that it also wishes to convert the accrued interest into shares of Common Stock in which event the stock certificate shall include the number of shares issued in conversion of the accrued interest, calculated on the same terms and in the same manner as the principal converted.

                  (b) If the Common Stock issuable upon conversion of this Note shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, appropriate adjustment shall be made to the conversion rate. Similar adjustment shall be made in the event of any reorganization, merger or consolidation.

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         4. Review by Cambridge. Cambridge has had the opportunity to review the
Note, including these Additional Terms and Conditions, with legal counsel and other advisors, including but not limited to, tax advisors, as he deemed necessary, prior to ANII's execution of this Note and he has not relied upon any advice of ANII or Patton Boggs, LLP.

         5. Transferability. No sale or transfer of this Note may be made unless such sale or transfer has been registered under the Act and applicable state securities laws or unless ANII has received an opinion of counsel or other evidence satisfactory to counsel to ANII to the effect that such registration is not required because an exemption from such registration is available.

         6. Notices. Any notice or other communication given hereunder shall be given in writing and sent by overnight courier or registered or certified mail, return receipt requested, addressed to ANII or Cambridge at their respective addresses as set forth in the Note. Notices shall be deemed to have been given three business days after the date of mailing or one business day after delivery to an overnight courier. The address for notices for any party may be changed by notice given pursuant to this Section 5. For purposes of this Note, "business day" shall exclude Saturdays, Sundays and legal holidays in the State of Colorado.